UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 SCHEDULE 14C (RULE 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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NEXT GROUP HOLDINGS INC.

(Name of Registrant as Specified In Charter)

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NEXT GROUP HOLDINGS INC.

19 WEST FLAGLER STREET, SUITE 507

MIAMI, FLORIDA 33130

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

June 14, 2018

Dear Stockholders,

This Information Statement is furnished by the Board of Directors (the “Board”) of Next Group Holdings, Inc, a Florida corporation (the “Company”, “NXGH”, “us”, “our” or “we”), to holders of record as of the close of business on June [  ], 2018 (the “Stockholders”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and the Company’s series B preferred stock, $0.001, par value (“Series B Preferred”) (the Common Stock and Series B Preferred collectively referred to as the “Voting Stock”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our Stockholders that, on June [  ], 2018, holders of a majority of our Voting Stock, have taken and approved, by written consent in lieu of a special meeting of stockholders in accordance with 607.0704 of the Florida Business Corporation Act (“BCA”), the following corporate actions:

1.	Approval of the election of the slate of four(4) incumbent directors and one (1) director nominee to serve for the ensuing year or until their successors are elected and qualified;

2.	Ratification of Marcum LLP as the Company’s independent auditors for the Company’s 2018 fiscal year;

3.	Approval of an amendment to the Company’s articles of incorporation (the “Articles of Incorporation”) to perform a reverse split ranging between a ratio to be determined by the Board prior to the effective time of the amendment (the “Effective Time”) of not less than 1:100 and not more than 1:300;

4.	Approval of an amendment to the Articles of Incorporation to authorize fifty million (50,000,000)blank check preferred shares; and

5.	Approval of an amendment to the Articles of Incorporation changing the name of the Company to “Cuentas, Inc.”

The above actions together will be referred to hereafter as the “Corporate Actions.” The approval of the foregoing Corporate Actions will not be taken until at least 20 calendar days after the initial mailing of this Information Statement (the “Effective Date”).

The holders of a majority of our issued and outstanding Voting Stock consented to the Corporate Actions on June [  ], 2018. The Corporate Actions were approved by Stockholders that owned 106,611,489, shares of our Common Stock and from stockholders that owned 59.3%, of our Series B Preferred that has the equivalent cumulative voting rights of 208,418,288, shares of our Common Stock which represents approximately 58.3% of our Voting Stock entitled to vote.

No action is required by you. The accompanying Information Statement is furnished to inform our Stockholders of the actions described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act. This Information Statement is being first mailed to you on or about June [  ], 2018. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Information Statement or the actions taken by the holders of Voting Stockholders, including with respect to the approval of the amendments to the Articles of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE CORPORATE ACTION. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE MATTERS UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE SEACTIONS.

By Order of the Board of Directors of
NEXT GROUP HOLDINGS INC.

By:	/s/ Arik Maimon
Arik Maimon,
Chief Executive Office

NEXT GROUP HOLDINGS, INC.

19 West Flagler Street, Suite 507

Miami, Florida33130

PRELIMINARY INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C PROMULGATED THEREUNDER

INTRODUCTORY STATEMENT

Next Group Holdings, Inc., is a Florida corporation (the “Company”, “NXGH”, “us”, “our” or “we”) with our principal executive offices located at 19 W. Flagler St., Suite 507, Miami, FL 33130. Our telephone number is 800-611-3622. On June [  ], 2018, the Company’s Board of Directors (the “Board”), after careful consideration, unanimously deemed advisable and approved and adopted [by written consent] the following actions (i) the election of the slate of the five (5) incumbent directors to serve for the ensuing year or until their successors are elected and qualified, (ii) the appointment of Marcum LLP as our independent auditors for the 2018 fiscal year, (iii) a reverse split of Common Stock ranging between 1:100 and 1:300, as determined by the Board, (iv) amending our Articles of Incorporation (the “Articles of Incorporation”) to authorize Fifty Million (50,000,000) shares of blank check preferred stock, and (v) changing our Company name to “Cuentas Inc.” (collectively, the “Corporate Actions”).

This Information Statement is being sent to holders of record of the Company’s Voting Stock as of June [  ], 2018 (the “Record Date”), by the Board to notify them about actions that the holders of a majority of the voting power of the outstanding capital stock of the Company (the “Consenting Stockholders”) entitled to vote on the Corporate Actions (the “Required Vote”), have taken action by written consent, in lieu of a special meeting of the Stockholders. The Required Vote was obtained on June [  ], 2018, in accordance with the relevant sections of the Florida Business Corporation Act (“BCA”) and our Articles of Incorporation and our Bylaws (the “Charter”).

Section 607.0704 of the BCA generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact receive, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our voting stock. Because we have obtained sufficient stockholder approval of the Corporate Action, no other consents or votes will be solicited in connection with this Information Statement.

We are not asking you for a proxy and you are requested not to send us a proxy.

Copies of this Information Statement are expected to be mailed on or about June [  ], 2018, to the holders of record of our outstanding shares on the Record Date. In accordance with federal securities laws, the Corporate Actions will not be completed until at least 20 calendar days after the initial mailing of this Information Statement. This Information Statement is being delivered only to inform you of the Corporate Actions described herein before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and BCA 607.0704(3).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our capital stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenting Stockholders

Under BCA 607.1302, our dissenting stockholders are not entitled to appraisal rights with respect to the approval of the Corporate Actions, and we will not independently provide our stockholders with any such right.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

We are not aware of any substantial interest, direct or indirect, by our executive officers or directors that is in favor of or in opposition to the Corporate Action.

Information Statement Costs

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the voting stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE CORPORATE ACTION. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR SUCH MATTERS UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THIS ACTION.

FORWARD-LOOKING STATEMENTS

Certain statements included in this Information Statement regarding the Company are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Information Statement will in fact occur. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

VOTE REQUIRED TO APPROVE THE PROPOSAL

As of the Record Date, there were 357,591,331 shares of Common Stock issued and outstanding and 10,000,000 shares of Series B Preferred with each share of Series B Preferred having the equivalent voting rights of 1,000 shares of Common Stock. The affirmative vote of a majority of the shares of Common Stock and Preferred Stock entitled to vote is required for approval of the Corporate Actions.

CONSENTING STOCKHOLDERS

On June [  ], 2018,stockholders holding 58.3% of the voting power of the outstanding capital stock consented in writing to the approval of the Corporate Actions.

Under Section 14(c) of the Exchange Act, the Corporate Actions may not be completed until 20 calendar days after the date of distribution of this Information Statement to our stockholders.

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CORPORATE ACTION 1: APPROVAL OF ELECTION OF DIRECTORS

There are currently four (4) members of the Company’s Board of Directors that have been elected to serve as directors for the ensuing year or until their successors have been elected and qualified. The Board has nominated Arik Maimon, Michael De Prado, Adiv Baruch, Natali Dadon and Orlando Taddeo (the “Nominees”) as Directors on June [  ], 2018, and the Consenting Stockholders have, on June [  ], 2018, elected each of the Nominees.

Nominees for Election as Directors

Certain information relating to each director nominee is set forth below:

Name	Age	Position
Arik Maimon	42	Chief Executive Officer and Director

Michael De Prado	47	President, Interim CFO and Director

Adiv Baruch	55	Director

Natali Dadon	30	Director

Orlando Taddeo	44	Director Nominee

Directors, Executive Officers, Promoters and Control Persons

Arik Maimon is a founder of the Company and has served as its CEO since its inception. In addition to co-founding the Company and its Next CALA and NxtGn subsidiaries, Mr. Maimon founded the Company’s subsidiaries Next Mobile, and M&M. Prior to founding the Company and its subsidiaries, Mr. Maimon founded and ran successful telecommunications companies operating primarily in the United States and Mexico. In 1998, Mr. Maimon founded and ran a privately-held wholesaler of long distance telecommunications services which, later, under Mr. Maimon’s management, grew from a start up to a profitable enterprise with more than $100 million in annual revenues. Mr. Maimon serves on the Company’s board of directors due to the perspective and experience he brings as our co-founder, Chairman, CEO, and as our largest stockholder.

Michael A. De Prado is a founder of the Company and has served as its President since its inception. In addition to co-founding the Company, Mr. De Prado co-founded the Company’s Next CALA subsidiary. Prior to founding the Company and Next CALA, Mr. De Prado spent 20 years in executive positions at various levels of responsibility in the banking, technology, and telecommunications industries. Mr. De Prado was Area Vice President of Sales - Southeast US Service Providers at Lucent Technologies Bell Labs. As President of Sales at telecommunications company Radiant/Ntera, Mr. De Prado grew Radiant/Ntera’s sales to more than $200 million in annual revenues. At the globe.com, Mr. De Prado served as President, reporting directly to Michael S. Egan. Mr. De Prado serves on the Company’s board of directors due to the perspective and experience he brings as our co-founder, President, Interim CFO and COO.

Adiv Baruch has been a director of the Company since May 2016. Mr. Baruch serves as Chairman of Jerusalem Technology Investments Ltd. (“JTI”), which is engaged in the business of identifying, investing in, and mentoring emerging software and medical devices technology companies. JTI is a publicly-traded company whose shares are listed on the Tel-Aviv Stock Exchange. He also currently serves as Chairman of Maayan Ventures, a platform for investments in innovative technology companies, as President of Nyotron, a global cyber technology company, and as Chairman of Covertix, whose patented technology delivers real-time, non-invasive control, protection, and tracking of confidential files. Mr. Baruch has served as a director of the Bank of Jerusalem, and he served as CEO of BOS Better Online Solutions, which, under this leadership, grew into a highly-successful company traded on the NASDAQ market (“NASDAQ”) under the symbol BOSC. Throughout his career, he has championed development and support of new talent in the high tech and entrepreneurial arenas. Mr. Baruch is the Chairman of Ness College, which is a leader in educating Israeli technology professionals and entrepreneurs.

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Natali Dadon has served as a Director of the Company since its inception.  Prior to joining the Company’s board of directors in a non-executive capacity, Ms. Dadon served for five years as the Vice President for Sales of a privately-held wholesale long distance telecommunications services provider with more than $100 million in annual revenues. Ms. Dadon serves on the Company’s board of directors due to the perspective and experience she brings as a seasoned telecommunications executive and one of the first investors in Next CALA.

Orlando Taddeo is a nominee to serve as a Director of the Company. Mr. Taddeo founded and ran a telecommunications company Limecom Inc. in 2006: The Company in 2017 was successfully sold to NGH. In addition to founding Limecom, Mr. Taddeo founded the Irish Holding Company “Heritage Ventures Ltd” based in Ireland. He also serves as Director of Heritage and ran successful all the companies being part of the Holding’s portfolio of various sectors. Among those companies is Medii8 who is an innovative technology platform (PaaS). Throughout his career in the telecommunications industry has earned him the experience that will be beneficial to him to be a contributing member of the Board of Director of the Company once elected or appointed.

Family Relationships

Natali Dadon and Arik Maimon are siblings.

Indemnification of Directors and Officers

Our Articles of Incorporation and Bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by Florida law and the BCA.

Limitation of Liability of Directors

Pursuant to the BCA, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

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Involvement in Certain Legal Proceedings

No Executive Officer or Director of the Company has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him/her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the Company is the subject of any pending legal proceedings.

Audit Committee and Financial Expert

We do not have an Audit Committee. Our directors perform some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

We do not have a financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our start-up operations, we believe the services of a financial expert are not warranted.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of an issuer’s common stock, which has been registered under Section 12 of the Exchange Act, to file initial reports of ownership and reports of changes in ownership with the SEC. Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and Directors, we believe that as of the date of this filing they were all current in their filings.

Corporate Governance

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our Board of Directors performs some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we are an initial-stages operating company with limited operations and resources.

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EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a) Name and Principal Position	(b) Year	(c) Salary	(d) Bonus	(f) Option Awards	(g) Non-equity incentive plan compensation	(h) Nonqualified deferred compensation earnings	(i) All Other Compensation	(j) Total Compensation
Arik Maimon	2017	$180,000	$70,000	$703,169	-	-	$28,000	$981,169
CEO	2016	180,000	-	-	-	-	28,000	$208,000

Michael De Prado	2017	$130,000	$70,000	$73,033	-	-	$24,000	$297,033
President	2016	130,000	-	-	-	-	24,000	154,000

Outstanding Equity Awards at Fiscal Year End.

There were 24,113,14 stock options issued with a weighted average exercise price of $0.116 and 17,446,476 exercisable with a weighted average exercise price of $0.091 as of December 31, 2017. There were 10,000,000 stock options issued with a weighted average exercise price of $0.18 and 3,333,334 exercisable with a weighted average exercise price of $0.18 as of December 31, 2016.

The fair value of the options do not qualify for equity treatment and are included in stock based liabilities as of December 31, 2017.

Board Committees

We do not currently have any committees of the Board of Directors. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of December 31, 2017, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Percent of Class (**)	Number of Shares Beneficially Owned (*)

Arik Maimon	19 W. Flagler St, Suite 507	18.9%	64,589,888
CEO	Miami, FL 33130

Michael De Prado	19 W. Flagler St, Suite 507	4.7%	15,934,211	***
President	Miami, FL 33130

Adiv Baruch	19 W. Flagler St, Suite 507	1.0%	3,333,334
Director

Natali Dadon	4019 194th Trail	0.06%	2,064,781
Director	Golden Beach, FL 33160

Orlando Taddeo	19 W. Flagler St, Suite 507	11.1%	38,000,000
President of Limecom

Harrison Vargas	10007 Vestal Place	9.1%	31,293,253
	Coral Springs, Florida 33071

All Directors and Officers as a Group (4 persons)		36.2%	123,922,214

(*)       Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**)       Percent of class is calculated on the basis of the number of shares outstanding on December 31, 2017 of 342,118,912.

(***)    Excludes 8,900,000 common shares owing for the settlement of a related party payable yet to be issued. When issued, these shares will represent an additional 2.4% ownership.

Changes in Control

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined in Section 803A of the NYSE Amex LLC Company Guide. Since the OTC Markets does not have rules regarding director independence, the Board makes its determination as to director independence based on the definition of “independence” as defined under the rules of the New York Stock Exchange (“NYSE”) and American Stock Exchange (“Amex”).

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CORPORATE ACTION 2: INDEPENDENT ACCOUNTANTS

On February 23, 2018, the Company appointed Marcum LLP (“Marcum”) as its new independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ended December 31, 2017, and such appointment was approved by the Board. Based on the Board’s review and discussions it was determined that the decision to retain Marcum will suit the Company’s needs for an independent registered public accounting firm.

The Consenting Stockholders have, on June [  ], 2018, ratified the appointment of Marcum LLP as the company’s auditors for the year ending in December 31, 2017, and for the quarterly period ending March 31, 2018.

On December 21, 2017, the Company voted unanimously to dismiss Assurance Dimensions (“AD”) as the Company’s independent registered public accounting firm. The decision to dismiss AD was in no way due to a lack of confidence or quality of work by AD. The Board was satisfied with the work done by AD and had no issues with their work product.

The audit reports of AD on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s most recent fiscal year ended December 31, 2017 and during the subsequent interim period from January 1, 2018 through February 23, 2018(i) there were no disagreements with AD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to AD’s satisfaction, would have caused AD to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through February 23 2018, neither the Company nor anyone on its behalf has consulted with Marcum regarding (i) the application of accounting principles to a specific transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company’s financial statements and, neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

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CORPORATE ACTION 3: APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF COMMON STOCK

Reasons to Effect a Reverse Split

Potential for listing on NASDAQ

Our Board and the Shareholders have approved an amendment to our Articles of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio of not less than one-for-one hundred (1:100) and not more than one-for-three hundred (1:300) to be determined by the Board in its discretion, without any further action by stockholders, or to not proceed with a reverse stock split if it determines that a reverse stock split is no longer in the best interest of the Company and its stockholders. The new language in the Articles of Incorporation relative to any split is set forth in Annex A to this Information Statement. The Board and the Shareholders believe that a reverse split may be desirable because it could assist the Company in meeting the requirements for initial listing on NASDAQ by helping to raise the bid or closing price for our Common Stock. Currently, our Common Stock is quoted on the OTCQB, which is not a national securities exchange. One of the key requirements for initial listing on NASDAQ is that our Common Stock must have met certain minimum bid or closing prices, generally ranging between $2 per share and $4 per share, depending on whether other optional listing requirements are met. Our Common Stock currently does not meet these minimum bid or closing price requirements.

If our Common Stock is listed on NASDAQ, the liquidity of our Common Stock and coverage of our company by security analysts and media could be increased, which could result in higher prices for our Common Stock than might otherwise prevail, lowered spreads between the bid and asked prices for our Common Stock and lowered transaction costs inherent in trading such shares. Additionally, certain investors will only purchase securities that are listed on a national securities exchange, and such listing could thus increase our ability to raise funds through the issuance of our Common Stock or other securities convertible into our Common Stock. Moreover, listing our shares on a national securities exchange is a requirement for using Form S-3, a short form registration statement, for registering the issuance of our shares or the resale of existing shares and increases our ability to do so.

In addition, because our Common Stock is traded on the OTCQB and has a trading price below $5.00 per share, trading in our Common Stock is currently subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any equity security that is traded other than on a national securities exchange and has a market bid price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by such requirements can discourage broker-dealers from making a market, seeking or generating interest in our Common Stock and otherwise effecting transactions in our Common Stock, which can limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock. The burdens could be removed if our Common Stock was traded on a national securities exchange and has a market bid price of more than $5.00 per share.

The primary purpose of a reverse split would be to increase the market bid and closing price of our Common Stock. We believe that a reverse split could initially help increase the market bid price of our Common Stock to at least the amount required for initial listing by NASDAQ. However, the effect of a reverse split on the market bid price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse splits for companies in similar circumstances is varied. There can be no assurance that:

●	the bid or closing price of our Common Stock would rise in proportion to the reduction in the number of shares of our Common Stock outstanding following the reverse split;

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●	even if the reverse split succeeds in initially raising the bid or closing price of our Common Stock, it would be successful in maintaining the market bid price of our Common Stock above the levels needed for successfully applying for listing on NASDAQ for any extended period of time;

●	even if the Company satisfied NASDAQ’s initial minimal bid or closing price standard, the Company would be able to initially meet or continue to meet NASDAQ’s other quantitative continued listing criteria; or

●	our Common Stock would not be delisted by NASDAQ for other reasons.

Additionally, even though the reverse split, by itself, would not impact the Company’s assets or prospects, the reverse split could be followed by a decrease in the aggregate market value of our Common Stock. The market bid price of our Common Stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance.

Potential Increased Investor Interest

The Board also believes that a higher share price for our Common Stock may help generate investor interest in the Company. The current low price of our Common Stock may mean that it does not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Furthermore, various regulations and policies restrict the ability of stockholders to borrow against or “margin” low-priced stock and declines in the stock price below certain levels may trigger unexpected margin calls. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Finally, we believe that most investment funds are reluctant to invest in lower priced stocks. It should be noted that the liquidity of our Common Stock may be adversely affected by the reverse split, since fewer shares will be outstanding after the reverse split. However, the Board is hopeful that the anticipated higher market bid price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Potential Effects of Proposed Reverse Split

General

When the Company files the Company’s articles of amendment (“Articles of Amendment”) to its Articles of Incorporation effecting the reverse split on the Effective Date, each holder of our Common Stock will own a reduced number of shares of our Common Stock. However, a reverse split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power. In lieu of issuing fractional shares, each holder of our Common Stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder’s certificates will be entitled to receive one full share in lieu of the fraction of a share.

Effect on Authorized and Outstanding Shares

Following the decrease in the number of Issued & Outstanding Shares as discussed below, the Company will be authorized to issue a maximum of 360,000,000 shares of Common Stock. As of June [  ], 2018, there were 357,591,331 shares of Common Stock issued and outstanding. Although the number of authorized shares of Common Stock will not change as a result of the reverse split, the number of shares of our Common Stock outstanding will be reduced to the number of Common Stock listed on the chart below depending on the size of the reverse split.

Reverse Split	1:100	1:125	1:150	1:175	1:300

Common Stock outstanding post reverse split	[ ]	[ ]	[ ]	[ ]	[ ]

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The reverse stock split of the Common Stock will have no effect on the number of Series B Preferred outstanding.

The Articles of Amendment will not change the terms of our Common Stock. The post-split shares of Common Stock will have the same voting rights and rights to dividends and distribution and will be identical in all other respects to the Common Stock now outstanding. Each stockholder’s percentage ownership of Common Stock will not be altered. The Common Stock will remain fully paid and non-assessable. The reverse split is not intended as a “going private transaction” covered by Rule 13e-3 under the Securities and Exchange Act of 1934, as amended. We plan to continue to comply with the periodic reporting requirements of the Exchange Act.

Following the Effective Date, it is not anticipated that the Company’s financial condition, the percentage ownership of management or any aspect of the Company’s business would materially change as a result of a reverse split.

Effect on Number of Shareholders of Record

The reverse split will not change the number of shareholders of record.

Potential Odd Lots

A reverse split could result in some stockholders holding less than 100 shares of Common Stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis than the cost of transactions in even multiples of 100 shares.

Accounting Matters

A reverse split would not affect the par value of our Common Stock. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the fraction by which the number of shares of Common Stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be retroactively increased for each period because there will be fewer shares of our Common Stock outstanding.

Potential Anti-Takeover Effect

While the Board believes it advisable to authorize an approve the reverse stock split for the reasons set forth above, the Board is aware that the increase in the number of unissued shares of Common Stock that may be issued after the reverse split may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control the Company. A reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

Options and Warrants

On the Effective Date of any split, all outstanding options and warrants will be adjusted to reflect the reverse split. The number of shares of Common Stock that the holders of outstanding options and warrants may purchase upon exercise of their options and warrants may decrease, and the exercise prices of such options and warrants will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options and warrants are reduced as a result of the reverse split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the reverse split.

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Increase of Shares of Common Stock Available for Future Issuance

Because our authorized Common Stock will not be reduced the overall effect will be an increase in our authorized but not outstanding or reserved shares of Common Stock. These shares may be issued by our Board in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE.

Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares. Shares held by a stockholder will automatically reflect the new quantity of shares based on the ratio of the reverse split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-reverse split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-reverse split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the reverse split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Fractional Shares

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In lieu of issuing fractional shares, each holder of Common Stock who would otherwise have been entitled to a fraction of a share will be entitled to receive a full share for the fraction of a share to which he is entitled.

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Federal Income Tax Consequences of the Reverse Split

The following discussion is a summary of certain federal income tax consequences of the reverse split to the holders of Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders of warrants, holders who are dealers in securities, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the Common Stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following discussion also does not address the tax consequences of the reverse split under foreign, state or local tax laws. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a reverse split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of Common Stock will be the same as the adjusted basis of the Common Stock exchanged for such new shares. The holding period of the post-reverse split shares of the Common Stock resulting from implementation of the reverse split will include the stockholder’s respective holding periods for the pre-reverse split shares. Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

Effectiveness of Articles of Amendment

The Articles of Amendment effecting a reverse split will be in substantially the form attached to this Information Statement as Annex A and will become effective upon the acceptance for record of the Articles of Amendment with the Secretary of State of Florida which will occur no earlier than 20 days after this Information Statement has first been sent to the Company’s stockholders.

No Dissenter’s Rights

Under BCA 607.1302, our dissenting stockholders are not entitled to appraisal rights with respect to the approval of the Corporate Actions, and we will not independently provide our stockholders with any such right.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

We are not aware of any substantial interest, direct or indirect, by our executive officers or directors that is in favor of or in opposition to any of the Corporate Actions.

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CORPORATE ACTION 4: APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE BLANK CHECK PREFERRED STOCK

Authorization of Blank Check Preferred Stock

The Board has, on June [  ], 2018, and the Consenting Stockholders have, on June [  ], 2018, approved an amendment to the Articles of Incorporation authorizing fifty million (50,000,000) Blank Check Preferred Stock. Upon filing the Articles of Amendment with the Florida Secretary of State the Company will authorize the issuance of up to an additional 50,000,000 shares of preferred stock, $0.001 par value (“Preferred Stock”). At the time of incorporation, the Company was authorized to issue 60,000,000 shares of preferred stock with a par value of $0.001 of which 50,000,000 were designated as Series A Preferred and 10,000,000 as Series B Preferred.

The 50,000,000 shares of Series A Preferred were issued to shareholders and were converted into Common Stock prior to the merger of the Company effected January 1, 2016. The Company has 10,000,000 shares of Preferred Stock designated as Series B Preferred. The Series B Preferred is not convertible into Common Stock at any time and is not entitled to dividends of any kind or liquidation, dissolution rights of any kind. The holders of Series B Preferred are entitled to 1,000 votes for each share of Series B Stock that is held when voting together with holders of the Common Stock.

In May 12, 2016, the Company designated a Class D Redeemable Preferred Stock and considered issuing such securities as a dividend to the holders of the Common Stock. No such dividend took place and the Class D Redeemable Preferred Stock were cancelled.

As of June[ ], 2018, 357,591,331 shares of Common Stock are issued and outstanding. The Board will be authorized to fix the designations, rights, preferences, powers and limitations of the Preferred Stock.

The term “blank check” preferred stock refers to stock which gives the board of directors of a corporation the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any sinking fund requirements, (viii) any restrictions on the issuance of additional shares of any class or series, (ix) any voting rights and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions.

Effect of Amendment on Current Shareholders

The shares of Preferred Stock authorized pursuant to the Articles of Amendment could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by the shareholders other than as may be required by applicable law. Existing shareholders do not have preemptive rights with respect to future issuance of Preferred Stock by the Company and their interest in the Company could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation rights and book and market value. Such dilution may be substantial, depending upon the number of shares issued. The newly authorized shares of Preferred Stock could also have voting rights superior to our other outstanding securities, and in such event would have a dilutive effect on the voting power of our existing stockholders.

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The Board will have the power to issue the shares of Preferred Stock in one or more classes or series with such preferences and voting rights as the Board may fix in the resolution providing for the issuance of such shares. The issuance of shares of Preferred Stock could affect the relative rights of the Company’s shares of Common Stock and Series B Preferred. Depending upon the exact terms, limitations and relative rights and preferences, if any of the shares of Preferred Stock as determined by the Board at the time of issuance, the holders of shares of Preferred Stock may be entitled to a higher dividend rate than that paid on the Common Stock and/or Series B Preferred, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares of Preferred Stock into shares of Common Stock, and voting rights which would tend to dilute the voting control of the Company by the holders of shares of Common Stock. Depending on the particular terms of any series of the Preferred Stock, holders thereof may have significant voting rights and the right to representation on the Board. In addition, the approval of the holders of shares of Preferred Stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

Purpose of Authorization of Blank Check Preferred Stock

The Board believes that the authorization of shares of Preferred Stock is desirable because it will provide the Company with increased flexibility of action to meet future working capital and capital expenditure requirements through equity financings without the delay and expense ordinarily attendant on obtaining further shareholder approvals. The Board believes that the authorization of blank check preferred stock will improve the Company’s ability to attract needed investment capital, as various series of the Preferred Stock may be customized to meet the needs of any particular transaction or market conditions.

Possible Anti-Takeover Effects of Authorization of Blank Check Preferred Stock

The issuance of shares of Preferred Stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of shares of Preferred Stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of Preferred Stock dilute the interest of a party seeking to take over the Company. Further, the authorized Preferred Stock could be used by the Board for adoption of a shareholder rights plan or “poison pill.”

The amendment to our Articles of Incorporation was not proposed in response to, or for the purpose of deterring, any effort to obtain control of the Company or as an anti-takeover measure. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company might result in shareholders not being able to participate in any possible premiums which might be obtained in the absence of anti-takeover provisions. Any transaction which may be so discouraged or avoided could be a transaction that the Company’s shareholders might consider to be in their best interests. However, the Board has a fiduciary duty to act in the best interests of the Company’s shareholders at all times.

We have (i) no present plans or commitments for the issuance or use of the Preferred Stock in connection with any financing, and (ii) no present plans, proposals or arrangements, written or otherwise, at this time to issue any of the Preferred Stock in connection with a merger, share exchange or acquisition, except that we reserve the right to issue Preferred Stock with such designations and preferences as the Board determines.

Effectiveness of Amendment

The Articles of Amendment authorizing the Preferred Stock in substantially the form attached to this Information Statement as Annex A and will become effective upon the acceptance for record of the Articles of Amendment with the Secretary of State of Florida which will occur no earlier than 20 calendar days after the initial mailing of this Information Statement.

No Dissenter’s Rights

Under BCA 607.1302, our dissenting stockholders are not entitled to appraisal rights with respect to the approval of the Corporate Actions, and we will not independently provide our stockholders with any such right.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

We are not aware of any substantial interest, direct or indirect, by our executive officers or directors that is in favor of or in opposition to any of the Corporate Actions.

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CORPORATE ACTION 5: APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY NAME

The Board of the Company, on June [   ], 2018, approved an amendment to the Articles of Incorporation changing the name of the Company to “Cuentas Inc.”

The Consenting Stockholders representing a majority of the Company’s outstanding voting stock have, on June [   ], 2018, given their written consent to amend the Articles of Incorporation of the Company to change the name of the Company to “Cuentas Inc.”

It is the belief of the Consenting Stockholders that the name “Next Group Holdings” does not truly reflect the business and the business plan of the Company and as such it is believed that increased goodwill can be established through a change in the Company name to “Cuentas Inc.” A copy of the form of Articles of Amendment is attached hereto as Annex A.

DESCRIPTION OF VOTING RIGHTS SECURITIES

Authorized and Outstanding Capital Stock

We have authorized 360,000,000 shares of common stock, par value $0.001, 357,591,331 of which are currently issued and outstanding. We currently have 0 shares of “blank check” preferred stock. We had designated 50,000,000 shares of Series A Preferred which were converted, issued or cancelled upon the merger in January 2016 with 0 shares outstanding or currently available for conversion or issuance and we have designated 10,000,000 shares of Series B Preferred with 10,000,000 shares issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock.

Series A Preferred Stock

There are 0 designated Series A preferred stock shares available and 0 Series A preferred stock shares issued and outstanding.

Series B Preferred

There are 10,000,000 shares of Series B Preferred outstanding. The Series B Preferred is not convertible into Common Stock at any time and is not entitled to dividends of any kind or liquidation, dissolution rights of any kind. The holders of Series B Preferred are entitled to 1,000 votes for each share of Series B Preferred that is held when voting together with holders of the Common Stock.

Blank Check Preferred Stock

Upon filing of the Articles of Amendment there will be 50,000,000 shares of newly created Blank Check Preferred Shares available. They may in future be designated to confer voting rights and conversion rights.

Transfer Agent

Our transfer agent is:

Olde Monmouth Stock Transfer Co., Inc.

200 Memorial Parkway, Atlantic Highlands, NJ 07716

Their telephone number is (732) 872-2727

Proposals by Security Holders

No Stockholder has requested that we include any additional proposals in this Information Statement.

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REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The Corporate Actions require stockholder approval. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities. However, the latter method, while it represents the requisite stockholder approval, is not deemed effective until twenty (20) days after this Information Statement has been sent to all of our stockholders giving them notice of and informing them of the actions approved by such consent.

Given that we have already secured the affirmative consent of the holders of a majority of our voting securities to the Corporate Action, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such purposes, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the Corporate Actions in a manner that is timely and efficient for us and our stockholders.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this document was delivered. A stockholder may mail a written request to Next Group Holdings, Inc. Attention: Secretary, 19 West Flagler Street, Suite 507, Miami Florida 33130 request:

●	a separate copy of this Information Statement;
●	a separate copy of Information Statements in the future; or
●	delivery of a single copy of Information Statements, if such stockholder is receiving multiple copies of those documents.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, current and other reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

Dated: June 14, 2018	By Order of the Board of Directors of
NEXT GROUP HOLDINGS INC.

	By:	/s/ Arik Maimon
Arik Maimon,
Chief Executive Officer

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Annex 1

Amendment to Article I: Name. The name of the corporation formed hereby is Cuentas, Inc. (the “Corporation”).

Amendment to Article IV: Shares. The total number of shares of all classes of capital stock, each with a par value of $0.001 per share, which the Corporation is authorized to issue is shares, consisting of (i) 360,000,000 shares of common stock (the “Common Stock”), and (ii) 60,000,000 shares of preferred stock consisting of 10,000,000 shares of Series B Common Stock (“Series B Preferred Stock”), and 50,000,000 shares of preferred stock, par value $0.001 per share (the “Blank Check Preferred Stock”). The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized without the additional vote of stockholders to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of filed pursuant to the Florida Business Corporation Act, and the Board is hereby expressly vested without the additional vote of stockholders and with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.